UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

 FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 19, 2008

SHENGDATECH, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-31937	26-2522031
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

Youth Pioneer Park Tai’an Economic and Technological Development Zone Tai’an City, Shandong Province 271000 People’s Republic of China
(Address of principal executive offices)

(86-538) 856-0618
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 5.02. Election of Directors.

On September 15, 2008, ShengdaTech, Inc.’s (the “Company”) 2008 Annual Meeting of Stockholders was held at the New York Palace Hotel, 455 Madison Avenue, New York, NY 10022. The following five directors were elected to serve on the board of directors until the next annual meeting of stockholders of the Company or until such person shall resign, be removed or otherwise leave office, whose resumes are attached as follows:

Mr. Xiangzhi Chen has served as our chief executive officer, president and director since March 31, 2006. Mr. Chen is the founder of Faith Bloom and its subsidiaries and has served as their chairman and chief executive officer since the subsidiaries’ formation in 2001. He has served as president of Shandong Shengda Technology Co., Ltd since January 2003. He was president of Shandong Shengda Construction Co., Ltd from January 1997 to January 2003.

Ms. Anhui Guo has served as our chief financial officer, vice president and treasurer since March 31, 2006 and as director since February 23, 2007. Ms. Guo has served as chief financial officer of Faith Bloom and its subsidiaries since 2001. Ms Guo was manager of finance of Shandong Shengda Construction Co., Ltd. from January 2001 to January 2003. She has served as manager of finance of Shandong Shengda Technology Co., Ltd. since January 2003. Ms. Guo was licensed as an accountant in 1996.

Mr. Dongquan Zhang has served as our director since February 23, 2007. Mr. Zhang has extensive experience in the chemical industry especially in research and development and regulatory areas. Currently he is a member of the board of directors of All China Association of Petro-Chemical Industry, vice president of Shandong Chemistry and Chemical Engineering Association, and vice president of Shandong Environmental Industry Association, and president of Shandong Chemical Industrial Pollution Prevention Association. From February 1994 to December 2000, he served as director general and senior engineer of the Petro-Chemical Industry of Shandong Province.

Mr. A. Carl Mudd has served as our director since February 23, 2007. Mr. Mudd has extensive management experience especially in the financial area. He has spent the past 14 years consulting with and mentoring CEOs and Boards of Directors of major companies on global strategy, business processes and international operations and 27 years as CFO, COO and President of international companies. From 2003 to 2006, he was an advisory director at CIMIC Holdings, Ltd. From 1993 to 1996, he served as director and chairman of the Audit Committee at AM International, Inc. Mr. Mudd also serves as an independent director and chairman of the Audit Committee for Sutor Technologies Group, LTD (SUTR) a NASDAQ listed company. He is a Certified Public Accountant and holds a business degree from St. Edward's University.

Mr. Sheldon Saidman has served as our director since February 23, 2007. Mr. Saidman has extensive senior executive experience, especially in marketing and general management. He has held positions as President or Chief Operating Officer in several companies, both pubic and private. From May 2001 to October 2005, he served as President of Liberty Wire & Cable, Inc. He currently has his own business management consulting practice and serves on two other boards of directors. He holds a bachelor’s degree in journalism and public relations from The University of Maryland.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShengdaTech, Inc.

Dated: September 19, 2008	By:	/s/ Xiangzhi Chen
Xiangzhi Chen
President and Chief Executive Officer